WESTCHESTER
                                     PREMIUM
                                   ACCEPTANCE
                                   CORPORATION
                               A Flatiron Company



June 1, 2001

Barry Goldstein
Payments, Inc.
2545 Hempstead Turnpike
East Meadows, NY 11554

RE: Modified Terms as discussed on Conference Call of June 1, 2001

Westchester Premium Acceptance Corp. (together with Input 1, LLC as "Servicer"), seeks to provide a program to Payments, Inc. ("Seller") and DCAP Insurance ("DCAP") to provide premium financing for Seller and DCAP insured's. Capitalized terms not defined herein shall have the meaning assigned to them in the existing Sale Agreement by and between Seller and WPAC.

The parties agree to the following:

1. First Right of Refusal by WPAC. WPAC shall have the first right of refusal, during the Term of the Agreement, to purchase Eligible Premium Receivables originated, acquired or otherwise owned by Seller as follows:

     a) Seller agrees that all Premium Receivables originated by Seller will be sold on an exclusive basis to WPAC pursuant to the Sale Agreement, as modified herein (the "Modified Sales Agreement").

     b) WPAC shall terminate a particular agency location of DCAP, or any other participating insurance agency, immediately upon delivery of written notice to Seller, in the event such agency fails to deliver Eligible Premium Receivables in accordance with the Modified Sales Agreement, or whose Premium Receivables generated by such agency exceeds the Loss Ratio Trigger.

2. Minimum Down Payment, Days 1st Due and Maximum Number of Payments. All Premium Finance Agreements after May 1, 2001 to be originated with the following terms:





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                                          1st Payment Due
                                          date (from earliest    Maximum
                                          effective date of      Number
     Down Payment Requirement             Insurance Policy       of
     (as % of total premium)              being financed         Payments
     -----------------------              --------------         --------

15.0% or greater PLUS any earned fees     not more than          10 Payment
and taxes or amounts not covered by       30 days                maximum
insurance company return premium in
the event of a cancellation.

3. Failure to Meet Down Payment Criteria. If Premium Receivables are delivered after May 1, 2001, which do not meet the down-payment requirement set forth above, except for an allowable variance not to exceed $5.00 per Premium Receivable, then Seller will be charged the lesser of the following as liquidated damages:

     a) an amount equal to the difference between (1) such Premium Receivables Down Payment minimum requirement and (2) the actual down payment collected by for such Premium Receivable; and

     b)   the Purchase Premium.

4.   Seller   to  Make   Pre-Cancel   Calls.   All   Insured's   for   which  an
     intent-to-cancel has been issued will receive a "pre-cancel" call from or on behalf of the Seller.

5. Servicing Procedures to be Performed by Servicer. The Servicer shall perform each of the following procedures for each Premium Receivable Sold:

     a) Each Premium Receivable, for which a payment has not been received on or prior to the due date, will trigger a same day issuance of the 15-day intent-to- cancel notice.

     b) Specific procedures identified in Exhibit A herein to more accurately underwrite premium on Premium Finance Agreements and to reduce premium up-rate by the issuing insurance company shall be followed.

     c) So long as permitted by law and regulation, payment of the financed portion of the policy premium for not less than 90% of all Premium Receivables whose insurance policies are being issued through the New York Automobile Insurance Plan ("NYAIP") shall be as follows:

          i. The down payment plus a draft sufficient to equal 25% of the total premium of the insured shall be sent by or on behalf of


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               Seller to the respective  Issuing Insurance Company (or the party directed by the NYAIP) at time of policy binding:

          ii. Not earlier than the date of receipt by Servicer of the first installment due on the respective Premium Receivable, the remaining premium balance shall be funded by the Servicer on behalf of Seller.

5. Calculation of Purchase Premium. During the period from May 1, 2001 forward, the Purchase Premium due Seller shall be the amount as calculated in the below formula, for Eligible Premium Receivables entered the Servicer's system on and after May 1, 2001.

--------------------------------------------------------------------------------
                                         Purchase Premium Due in Month following
   Premium Receivable                    Premium Receivable origination and
      Description                        entry on Servicer system
---------------------------------        ---------------------------------------

Premium Receivables not
meeting Eligibility Criteria             None
--------------------------------------------------------------------------------
Eligible Premium Receivables
which the 1st scheduled payments
due is not made by the insured           None
--------------------------------------------------------------------------------
Eligible Premium Receivables             For contracts sold to WPAC in the
period from which the insured makes      May 1 to May 31, 2001:
the 1st scheduled payments due           $25.00 per Eligible Premium Receivable.

                                         For contracts sold to WPAC June 1, 2001
                                         and thereafter:
                                         $35.00 per Eligible Premium Receivable.
--------------------------------------------------------------------------------

     For the payment of the Purchase Premium, each May 1 and November 1 the Static Pool Cancellation Rate shall be calculated by WPAC, and the ratio for the Premium Receivables sold which a first payment was made shall be used for the next six (6) months as the assumed rate of calculation performance such that Seller shall use the assumed first payment ratio to compute amount of premium due it from WPAC and Seller shall be entitled to draft (on the third or later Business Day of each month) the Purchase Premium on the Premium Receivables delivered and boarded by WPAC in the immediately prior month, in accordance with the Modified Sale Agreement. Each month WPAC and Seller shall "true-up" the exact amount of Purchase Premium due Seller and Seller or WPAC, as applicable, and shall immediately pay to the other the amount of any underpayment or overpayment generated by such month's Purchase Premium estimate as calculated above.

7. Financing of Broker Fees. So long as allowed by the New York Department of Insurance (or other relevant regulatory body) the producing agent shall have the right to finance as part of the Premium Receivable, up to $40 in Broker Fees on the submitted Premium



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     Receivables,  provided  however,  that any financed portion of a Broker Fee shall be paid to the producer only as the scheduled payments are received on the Premium Receivable. Any portion of the Broker Fee which is collected as part of such Premium Receivables down- payment, shall be retained by the originating broker.


     Example: $40 Broker Fee charged at writing, $5.00 collected from down-payment and remaining $35 of a Broker Fee is financed over 10 payment, than as each schedules payment is received the producing agent will be paid $3.50 (i.e. $35/10).

8. Term of Agreement: The term of the Modified Sale Agreement shall be through July 31, 2001 and thereafter automatically renew for an additional 30 day period unless one of the parties delivers prior written notice to the other stating that future sales shall terminate as of the date described in such written notice (such date to be not less than thirty (30) days from the date of delivery of such notice).

Very truly yours,

WESTCHESTER PREMIUM
ACCEPTANCE CORPORATION

/s/ Bruce Lundy
Bruce Lundy
President

AGREED TO BY THE UNDERSIGNED

PAYMENTS, INC.                                       INPUT 1, LLC

/s/ Barry Goldstein                                  /s/ Todd B. Greenbaum
------------------------------------                 ---------------------------
By: Barry Goldstein                                  By: Todd B. Greenbaum
Title: Chairman and CEO                              Title: President and CEO






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                                    EXHIBIT A

            ORIGINATION AND SERVICING PROCEDURES TO REDUCE ADDITIONAL
                                PREMIUM UP-RATING


1. For accounts where the premium is funded in full at the point of sale the following procedures will be performed:
     a. On a daily basis, Input 1 will receive a list of new business DEC sheets from insurance carriers for policies whose premiums are financed under the program.
     b. For up-rates equal to or less than $100.00, Input 1 will prepare a letter indicating the up-rate amount and instructing the agent to inform the insured that the up-rate must be paid in full. The agent will make arrangements to either have the insured pay the up-rate to them or to the carrier directly. This letter will be faxed to both the producing DCAP office and to the corporate office of Payments, Inc.
     c. For up-rates more than $100.00, Input 1 will prepare a letter indicating the up-rate amount and a premium finance agreement for the financing of the up- rate, instructing the agent to inform the insured that the up-rate can either be paid in full or financed and if financed that the insured must come to the producing DCAP office to sign the additional premium finance agreement and pay the required down payment for the up-rate. This letter and finance agreement will be faxed to both the producing DCAP office and to the corporate office of Payments, Inc.
2. For accounts for policies placed through the New York Automobile Insurance Plan (NYAIP) and funded in two parts, the following procedures will be performed:
     a. On a daily basis, Input 1 will receive checks paid to insurance companies, for the balance of the premium due after the payment of a deposit premium, that have been rejected by the insurance companies due to an up-rate.
     b. For up-rates equal to or less than $100.00, Input 1 will add the up-rate to the loan balance, and reissue revised payment coupons to the insured indicating the change in the premium.
     c. For up-rates greater than $100.00, Input 1 will prepare a letter to both the agent and the insured indicating the up-rate amount and instructing the insured to go to the producing agent's office to arrange for financing of the up-rate.
3. For all new business DEC sheets received, regardless of funding method or carrier, Input 1 will write down payment percentage taken on the loan related to each DEC page and the name of the producing office that wrote each policy which resulted in an up-rate.
4. Input 1 will fax or email to Payments, Inc., every DEC page with the down payment percentage and producing office indicated.
5. Input 1 will provide Payments: Inc. a list of up-rates for which an additional premium finance contract was received and processed; these items shall be defined as "converted up-rates".
6. Payments, Inc. will create a chart of up-rate DEC pages received by office each day and converted up-rates each day, by producing office.



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7.   A ratio of  unconverted  up-rates to total  production  for each  producing office will be created by Payments, Inc.
8. Once the unconverted up-rate ratio for a producing office reaches 7.5% or greater, the producing office will be notified and put on watch status for potential termination as a sales office eligible to originate Premium Receivables under the Seller Agreement.




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